Exhibit 10.24

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the ______ day of November, 2005, between JORDAN COMMONS FUNDING, L.L.C., a Utah limited liability company, as Landlord, and Q Comm International, Inc., a Utah corporation, as Tenant.
PART I
SUMMARY OF BASIC LEASE INFORMATION
Each reference in this Summary of Basic Lease Information to the Lease Provisions contained in PART II shall be construed to incorporate all the terms provided in said Lease Provisions, and reference in the Lease Provisions to the Summary contained in this PART I shall be construed to incorporate the provisions of this Summary. In the event of any conflict between the provisions of this Summary and the provisions in the balance of the Lease, the latter shall control. The basic terms of this Lease are as follows:
A.	PREMISES (Lease Provisions. Paragraph 2):
1.    Premises Location: Approximately 2,493 useable square feet, 2,942 rentable square feet. Said Premises located on the eighth floor of the Building as outlined on the floor plan attached to this Lease as Exhibit “B”, the street address of which is 9350 South 150 East, Sandy, Utah 84070 as constructed on the Land which is further described on Exhibit “E” hereto.
2.    Number of Approximate Square Feet of Rentable Area in the Building: Approximately two hundred forty-one thousand nine hundred fifty-eight and ninety-four one hundredths (241,958.94) square feet.

B.	LEASE TERM (Lease Provisions, Paragraph 3):
1.    Duration: 39 months.
2.    Lease Commencement Date (Lease Provisions, Paragraph 6.3): shall commence on December 1, 2005 ("Commencement Date").
3.    Lease Expiration Date (Lease Provisions, Paragraph 3): February 28, 2009, at 5:00 p.m., unless earlier terminated as provided in this Lease.
C.	BASE RENT (Lease Provisions, Paragraph 5.1):
The initial monthly Base Rent for the Premises shall be $21.50. Effective as of the sixteenth and twenty-eighth months the monthly Base Rent shall increase by Fifty Cents ($0.50). No Rent will be charged for the first, second and fifteenth months.
The monthly Base Rent shall, therefore, be the following during the Term:

Lease Year	Month #	Month	Rate	Monthly Base Rent	Annual Base Rent
2005	1	Dec	0.00	0.00	0
2006	2	Jan	0.00	0.00	57,981.92
	3	Feb	21.50	5,271.08
	4	Mar	21.50	5,271.08
	5	Apr	21.50	5,271.08
	6	May	21.50	5,271.08
	7	Jun	21.50	5,271.08
	8	Jul	21.50	5,271.08
	9	Aug	21.50	5,271.08
	10	Sep	21.50	5,271.08
	11	Oct	21.50	5,271.08
	12	Nov	21.50	5,271.08
	13	Dec	21.50	5,271.08
2007	14	Jan	21.50	5,271.08	59,207.75
	15	Feb	0.00	0.00
	16	Mar	22.00	5,393.67
	17	Apr	22.00	5,393.67
	18	May	22.00	5,393.67
	19	Jun	22.00	5,393.67

	20	Jul	22.00	5,393.67
	21	Aug	22.00	5,393.67
	22	Sep	22.00	5,393.67
	23	Oct	22.00	5,393.67
	24	Nov	22.00	5,393.67
	25	Dec	22.00	5,393.67
2008	26	Jan	22.00	5,393.67	66,072.42
	27	Feb	22.00	5,516.25
	28	Mar	22.50	5,516.25
	29	Apr	22.50	5,516.25
	30	May	22.50	5,516.25
	31	Jun	22.50	5,516.25
	32	Jul	22.50	5,516.25
	33	Aug	22.50	5,516.25
	34	Sep	22.50	5,516.25
	35	Oct	22.50	5,516.25
	36	Nov	22.50	5,516.25
	37	Dec	22.50	5,516.25
2009	38	Jan	22.50	5,516.25	11,032.50
	39	Feb	22.50	5,516.25

D.	ADDITIONAL RENT (Lease Provisions, Paragraph 5.3):
1.    Base Year (Lease Provisions, subparagraph 5.3.1(a)): The Fiscal Year commencing January 1, 2006 (with Operating Expenses for 2006 being annualized); provided, however, that real property taxes levied on the Building and Parking Facility included in the Operating Expenses applicable to the Base Year shall be determined as provided in subparagraph 5.3.2(a) of the Lease.
2.    Tenant’s Share (Lease Provisions, subparagraph 5.3.1(b)): Tenant’s Share for Tenant’s payment of Operating Expenses means One and Twenty-two Hundredths percent (1.22%).

E.	SECURITY DEPOSIT (Glossary of Defined Terms):

Means Ten Thousand Seven Hundred Eighty-seven Dollars and Thirty-three Cents ($10,787.33) which equals the last month’s Base Rent together with the first rent-paying month’s Base Rent, payable hereunder.
F.	PARKING: (Lease Provisions, Paragraph 5.5):
Tenant shall, throughout the Term, have available from Landlord the non-exclusive right to use at no additional cost up to a total of five (5) unassigned automobile parking spaces per one thousand (1,000) square feet of useable area in the Premises.
G.	ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7):
1.	Tenant’s Address:
(a)	Before Lease Commencement Date:

510 East Technology Way
Building C
Orem, Utah 84097

(b)	After Lease Commencement Date:

9350 South 150 East, Suite 840
Sandy, Utah 84070

2.	Landlord’s Address:
(a)	Before and After Lease Commencement Date:

9350 South 150 East, Suite 1000
Sandy, Utah 84070

3.	Address of Landlord’s Lender or Mortgagee:

Bank of America, N.A
Capital Market Servicing Group
9000 West Trade Street, Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255
Attention: Servicing Manager

H.	TENANT IMPROVEMENT ALLOWANCE AND SPACE PLAN:
1.    Space Plan Delivery Date: The Space Plan of Tenant’s Premises shall be as described in Exhibit B.
2.    Tenant Improvement Allowance: Landlord will modify the existing floor plan to conform to that described in Exhibit B. In addition, the build-out includes touch up painting, and carpet cleaning.
PART II
LEASE PROVISIONS
1.    DEFINITIONS. The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit “A”.
2.    PREMISES. Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in the Summary of Basic Lease Information, Section “A”, as outlined on the floor plan attached hereto as Exhibit “B (the “Premises”). In connection with such demise and subject to paragraph 21 herein, Landlord hereby grants to Tenant the non-exclusive right to use, during the Term, all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with all Legal Requirements. Landlord, however, has the sole discretion to determine the manner in which the Common Areas are maintained and operated, and the use of the Common Areas shall be subject to the Rules and Regulations. Tenant acknowledges that Landlord has made no representation or warranty regarding the Building or Premises except the Building will be of a high quality in appearance and function and otherwise as specifically stated in this Lease. By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant’s intended use of the Premises.

3.    TERM. The provisions of this Lease shall be effective only as of the date this Lease is executed by both Landlord and Tenant. The duration of the term of this Lease shall be for the period stated in the Summary of Basic Lease Information, Section “B”, commencing on the Commencement Date set forth in paragraph 6.3 below, and expiring at 5:00 p.m. on the Expiration Date stated in Section “B” of the Summary of Basic Lease Information, unless earlier terminated as provided herein (the “Term”).
4.    USE. Tenant shall occupy and use the Premises solely for lawful, general business office purposes in strict compliance with the Rules and Regulations from time to time in effect. Tenant shall observe, and Tenant agrees to cause its agents, servants, employees, invitees and licensees to observe and comply fully and faithfully with the Rules and Regulations attached hereto as Exhibit “C” and incorporated herein by this reference, or such modifications, rules and regulations which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises and Complex. Tenant shall also comply with all Legal Requirements and other restrictions on the use of the Premises as provided in this Lease, including, without limitation, those set forth in paragraph 12 hereof.

5.    RENT.
5.1    Base Rent. In consideration of Landlord’s leasing the Premises to Tenant, Tenant shall pay to Landlord the base rent (“Base Rent”) at the time(s) and in the manner stated in paragraph 5.6 below, as stated in Section “C” of the Summary of Basic Lease Information.
5.2    No Other Adjustment of Base Rent. The stipulation of Rentable Area set forth in paragraph 2 above and in the Summary of Basic Lease Information shall be conclusive and binding on the parties. Notwithstanding the foregoing, the Base Rent set forth in paragraph 5.1 above and in the Summary of Basic Lease Information is a negotiated amount and there shall be no adjustment to the Base Rent or Additional Rent without the prior written consent of Landlord and Tenant. Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent, Additional Rent or any other sum due hereunder even if the actual rentable square footage or Rentable Area of the Premises is less than set forth in paragraph 2 hereof.
5.3    Additional Rent. In addition to paying the Base Rent specified in paragraph 5.1 above, Tenant shall pay as additional rent the Tenant’s Share (as defined in subparagraph 5.3.1(b) below) of the Operating Expenses (as defined in paragraph 5.4 below) for each Fiscal Year, or portion thereof, that are in excess of the amount of Operating Expenses applicable to the Base Year (as defined in subparagraph 5.3.1(a) below). Said additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent”. All amounts due under this paragraph 5.3 as Additional Rent are payable for the same periods and in the same manner, time and place as the Base Rent as provided in paragraph 5.6 below. Without limitation regarding any other obligation of Tenant that may survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this paragraph 5.3 shall survive the expiration of the Lease Term.

5.3.1    Additional Rent Definitions. The following definitions apply to this paragraph 5.3:
(a)    Base Year. “Base Year” means the Fiscal Year commencing January 1 through December 31 of the year stated in Section “D” of the Summary of Basic Lease Information (with Operating Expenses for 2006 being annualized).
(b)    Tenant’s Share. “Tenant’s Share” for Tenant’s payment of Operating Expenses means the percentage stated in Section “D” of the Summary of Basic Lease Information. If the Premises or the Building is expanded or reduced with the written consent of Landlord, the Tenant’s Share shall be proportionately adjusted by written notice from Landlord to Tenant.
5.3.2    Calculation and Payment of Additional Rent. Tenant’s Share of Operating Expenses for any Fiscal Year, or portion thereof, shall be calculated and paid as follows:
(a)    Calculation of Excess. If Tenant’s Share of Operating Expenses for any Fiscal Year, commencing with the Fiscal Year immediately following the Base Year, exceeds Tenant’s Share of the amount of Operating Expenses applicable to the Base Year (with Operating Expenses for the Base Year 2006 being annualized), Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the “Excess”) in the manner stated in subparagraphs 5.3.2(b) and (c) below.

(b)    Statement of Estimated Operating Expenses and Payment by Tenant. On or before the last day of the Fiscal Year in which the Lease Commencement Date occurs, Landlord shall endeavor to deliver to Tenant an estimate statement (the “Estimate Statement”) of Additional Rent to be due by Tenant for the forthcoming Fiscal Year. Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant’s payment of Base Rent, an amount equal to the estimated Additional Rent set forth on the Estimate Statement for such Fiscal Year divided by twelve (12) months. From time to time during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for the Fiscal Year and deliver a copy of the revised Estimate Statement to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the revised Estimate Statement so that, by the end of any Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord on the revised Estimate Statement. Landlord’s failure to furnish the Estimate Statement for any Fiscal Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Additional Rent.
(c)    Statement of Actual Operating Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant as soon as available, but not later than six (6) months following the end of each Fiscal Year, a statement (the “Statement of Actual Operating Expenses”) stating the Operating Expenses incurred or accrued for that preceding Fiscal Year and indicating the amount, if any, of any excess due to Landlord or overpayment by Tenant. On receipt of the Statement of Actual Operating Expenses for each Fiscal Year for which an excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of the excess, less the estimated amounts (if any) paid during the Fiscal Year pursuant to an Estimate Statement (as defined in subparagraph 5.3.2(b) above). In the event there is an overpayment of Additional Rent set forth on a Statement of Actual Operating Expenses for any Fiscal Year, the amount of overpayment shall be credited against payments of Additional Rent as they become due. Landlord’s failure to furnish the Statement of Actual Operating Expenses for any Fiscal Year in a timely manner shall not prejudice Landlord from enforcing its rights hereunder. Even if the Lease Term is expired and Tenant has vacated the Premises, if an excess exists when final determination is made of Tenant’s Share of the Operating Expenses for the Fiscal Year in which the Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under this subparagraph 5.3.2(c). The provisions of this subparagraph 5.3.2(c) shall survive the expiration or earlier termination of the Lease Term.

5.4    Operating Expenses. Operating Expenses shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Land and all improvements thereon, including, without limitation, the Building, Parking Areas, Common Areas and landscaping, during a particular Fiscal Year or portion thereof as determined by Landlord or its accountant in accordance with generally accepted accounting principles.
5.4.1    Examples. “Operating Expenses” shall include, but shall not be limited to, the expenses which Landlord pays or accrues by virtue of the ownership, management, leasing, maintenance, service, operation, insurance or condition of the Building, or Complex, or are chargeable to the Complex including specifically the following:
(a)    all Impositions and other governmental charges. Impositions such as property taxes shall be based on property parcels directly attributable to the Building. Impositions chargeable to Complex Common Areas shall be allocated to the Building based on the Building’s proportionate share of square footage in the Complex (See Exhibit “A-1”);

(b)    all insurance premiums charged for policies obtained by Landlord, which may include without limitation, at Landlord’s election (i) fire and extended coverage insurance, including earthquake, windstorm, hail, flood, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance, (iii) elevator insurance, (iv) workers’ compensation insurance for the employees covered by subparagraph 5.3.1(h) below, (v) boiler, machinery, sprinkler, water damage and legal liability insurance, (vi) rental loss insurance, and (vii) such other insurance as Landlord may elect to obtain. Insurance coverage directly related to the Building shall be included in Operating Expenses. Insurance coverage purchased jointly for the Complex shall be allocated based on insurance policy risk assessments. The assessment of insurable risk shall be based on actual assessments provided by the applicable insurance provider (See Exhibit “A-1”);
(c)    all deductible amounts incurred in any Fiscal Year relating to an insurable loss. In the event more than one Complex entity incurs an insurance claim where the sum of all claims exceeds the deductible amount, each entity shall bear its proportionate share of the deductible amount;
(d)    all maintenance, repair, replacement, restoration and painting costs, including without limitation the cost of operating, managing, maintaining and repairing the following systems: utility, mechanical, drainage, elevator, access and security.
(e)    all janitorial, snow removal, custodial, cleaning, washing, landscaping, landscape maintenance, access systems, trash removal, pest control costs and environmental compliance costs shall be allocated based upon the Building’s proportionate share of said expense (see Exhibit “A-1”).

(f)    all security costs;
(g)    all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility-related charges;
(h)    all reasonable wages, salaries, salary burdens, employee benefits, payroll taxes, Social Security and insurance for all persons engaged by Landlord or an Affiliate of Landlord and who are directly involved with the operation of the Building;
(i)    all costs of leasing or purchasing supplies, tools, equipment and materials;
(j)    the cost of all licenses, certificates, permits and inspections;
(k)    the cost of contesting the validity or applicability of any governmental enactment that may affect the Operating Expenses of the Building;
(l)    the cost of Parking Areas maintenance, repair and restoration directly attributable to the Building, including, without limitation, resurfacing, repainting, re-striping and cleaning shall be included in Operating Expenses. Common Parking Areas shall be allocated to the Building based on the Building’s proportional share of total common Parking area expense (see Exhibit “A-1”);
(m)    all fees and other charges paid under all maintenance and service agreements, including but not limited to all trash removal, pest control costs, environmental compliance costs, window cleaning, elevator and HVAC maintenance;

(n)    all fees, charges, management fees (or amounts in lieu of such fees), consulting fees, legal fees and accounting fees of all persons engaged by Landlord, together with all other associated costs or other charges reasonably incurred by Landlord in connection with the management office and the operation, management, maintenance and repair of the Building;
(o)    all management fees shall include, and be defined as, three percent (3%) of gross operating revenue (defined as all gross receipts related to operation of the Building), plus salaries, benefits, and related employment costs reasonably anticipated for fiscal years subsequent to the initial Base Year and which are directly attributable to the property management function of the Building as provided for in subparagraph 5.4.2.
(p)    all costs of monitoring services, including, without limitation, any monitoring, control, and access devices used by Landlord in regulating the Building or Parking Areas;
(q)    amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) Operating Expenses or which are required by a governmental authority. Such costs shall be amortized over the reasonable life of the items in accordance with generally accepted accounting principles, but not beyond the reasonable life of the Building; and
(r)    any other costs or expenses reasonably incurred by Landlord under this Lease which are not otherwise reimbursed directly by Tenant.
Unless otherwise set forth herein, Operating Expenses shall be allocated to the Building based on the Building’s proportionate share of square footage in the Complex (See Exhibit “A-1”).

5.4.2    Adjustments. Operating Expenses shall be adjusted as follows:
(a)    Exclusions. Notwithstanding anything else contained in this Lease, “Operating Expenses” shall not include (i) expenditures classified as capital expenditures for federal income tax purposes except as set forth in subparagraph 5.4.1(p); (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party; (iii) leasing costs and expenses including but not limited to advertising, negotiating, drafting and executing lease contracts with third parties, leasing commissions, and all non-cash expenses (including depreciation), except for the amortized costs specified in subparagraph 5.4.1(p); (iv) land or ground rent, if applicable; (v) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible “Operating Expenses”); (vi) any losses or damages resulting from any intentional or grossly negligent act or omission of Landlord or its agents; (vii) any wage, salary and any associated employee benefits or costs for any person engaged by Landlord for services not provided directly for the Building; (viii) any costs for equipment and materials not used directly and exclusively for the Building (or if not used exclusively then on a pro-rata basis for the direct use rendered to the Building); and (ix) management and other professional fees associated with disputes or claims with any other tenant of the Building.
(b)    Gross-Up Adjustments. If the occupancy of the Building during any part of any Fiscal Year (including the Base Year) is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the Operating Expenses for that Fiscal Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. Such amount shall be considered to have been the amount of Operating Expenses for that Fiscal Year.

5.4.3    Landlord’s Books and Records. If Tenant disputes the amount of the Additional Rent due hereunder, Tenant may require, within thirty (30) days after receipt of the Statement of Actual Operating Expenses, the appointment of an independent certified public accountant or qualified third-party management company to inspect Landlord’s records and to determine the amount of Additional Rent, if any, owed by Tenant to Landlord, or the amount to be refunded or credited to Tenant by Landlord. Tenant is not entitled to require such inspection, however, if Tenant is then in default of Tenant’s Base Rent obligations under this Lease. Any accountant designated must be acceptable to both parties to this Lease and a member of a nationally recognized accounting firm. Neither may charge a fee based on the amount of Additional Rent which the accountant or management company is able to save Tenant by the inspection. Any inspection must be conducted in Landlord’s offices at a reasonable time or times. The parties agree to accept the results of such inspection as conclusive as to the amount of Additional Rent.

5.5    Parking. Tenant shall, throughout the Term, have available from Landlord the non-exclusive right to use the number of unassigned automobile parking spaces in the Parking Areas stated in Section “F” of the Summary of Basic Lease Information. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord’s reasonable discretion, for the proper and efficient operation and maintenance of the Parking Areas. Such rules and regulations may include, without limitation (a) restrictions in the hours during which the Parking Areas shall be open to the public, (b) subject to the provisions of this paragraph 5.5 above, the establishment of charges for parking therein, and (c) the use of parking gates, cards, permits and other control devices to regulate the use of the Parking Areas. The rights of Tenant and its employees, customers, service suppliers and invitees to use the Parking Areas shall, to the extent such rules and regulations are not inconsistent with the other terms of this Lease, at all times be subject to (w) Landlord’s right to establish rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations, (x) the rights of Landlord and other tenants in the Building to use the same in common with Tenant, (y) the availability of parking spaces in the Parking Areas, and (z) Landlord’s right to change the configuration of the Parking Areas and any unassigned parking spaces as shall be determined at Landlord’s reasonable discretion. Tenant agrees to limit its use of the Parking Areas to the number and type of parking spaces specified in this paragraph above. Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Parking Areas. Tenant understands and agrees that the Parking Areas will be open to Tenant on a 24-hour basis.
5.6    Payment of Rent. Except as otherwise expressly provided in this Lease, all Base Rent and Additional Rent shall be due in advance monthly installments on the first day of each calendar month during the Term. Rent shall be paid to Landlord at its address recited in paragraph 27.7, or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. The Base Rent for the first full calendar month of the Lease Term shall be paid upon execution by Tenant of this Lease. In addition, if the Term commences or ends on other than the first or the last day of a calendar month, the Base Rent for the partial month shall be prorated on the basis of the number of days during the applicable month and paid on or before the Lease Commencement Date. If the Lease Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year calculated as provided in paragraph 5.3 above shall be prorated on the basis of the number of days during the applicable Fiscal Year. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this paragraph or have any force or effect.

5.7    Delinquent Payments and Handling Charge. All delinquent Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in paragraph 27.13 below. In addition, if any Base Rent, Additional Rent or other payments required of Tenant hereunder are not received by Landlord when due, Tenant shall pay to Landlord a late charge of five percent (5%) of the delinquent payment to reimburse Landlord for its costs and inconvenience incurred as a consequence of Tenant’s delinquency (other than interest, attorney fees and costs). Base Rent, Additional Rent and other payments due hereunder shall be considered delinquent if not paid by the end of the fifth (5th) day after the date they are due. Tenant shall pay this amount for each calendar month in which all or any part of any delinquent payment remains delinquent after its due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment (other than interest, attorneys’ fees and costs). Landlord’s acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Additional Rent. In no event, however, shall the charges permitted under this paragraph 5.7 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law. If any non-cash payment made by Tenant is not paid by the bank or other institution on which it is drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.

5.8    Security Deposit. On or before the date of this Lease, Tenant shall deposit with Landlord the Security Deposit, stated in Section “E” of the Summary of Basic Lease Information, as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned without interest to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease) after the expiration of the Term, or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with paragraph 26 if, at such time, Tenant is not in default under this Lease. If Landlord’s interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord’s own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely pay or perform any obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant’s failure to so pay or perform, including any damage or deficiency in the reletting of the Premises, after any right and period to cure by Tenant has lapsed, Landlord may, in Landlord’s sole discretion (but Landlord shall not be obligated to do so), use and apply all or any portion of the Security Deposit against such obligation, expense, loss or damage. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant’s Share of Operating Expenses for the Fiscal Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease. The Security Deposit is not a limitation on Landlord’s damages or other rights under this Lease, a payment of liquidated damages or prepaid Rent, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial reimbursement for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

5.9    Holding Over. Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration of the Term, with or without the consent of Landlord, shall require Tenant to pay one hundred fifty percent (150%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for Rent in its sole discretion. If Tenant holds over with Landlord’s consent, such occupancy shall be deemed a month-to-month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable. Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord’s consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease or otherwise available at law or in equity, and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant’s holding over without Landlord’s consent.

6.	CONSTRUCTION OF IMPROVEMENTS.
6.1    General. Subject to events of Force Majeure, Landlord and Tenant agree that Landlord shall construct, install, furnish, perform and supply the Tenant Improvements (as stated in Section “H” of the Summary of Basic Lease Information). The Tenant Improvements shall meet or exceed the Building Standard Tenant Improvements as specified in Exhibit “D-2” hereto.
6.2    Access by Tenant Prior to Commencement of Term. Provided that Tenant obtains and delivers to Landlord the certificates or policies of insurance called for in paragraph 17.1, Landlord will permit Tenant to take possession of the Premises after 5 P.M., November 18, 2005. Any entry prior to Commencement of Term shall be under all of the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant’s sole risk. Tenant hereby releases and agrees to indemnify Landlord and Landlord’s contractors, agents, employees and representatives from and against any and all personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex in connection with or as the result of said entry by Tenant or its employees, agents, contractors and suppliers unless caused by Landlord’s gross negligence or intentional misconduct. Tenant Improvements are scheduled to commence before December 1, 2005. The execution of Tenant Improvements may be during and after Tenant’s business hours and are scheduled to be completed within three weeks of its commencement.

6.3    Commencement Date; Adjustments to Commencement Date. The Lease Commencement Date is scheduled to be as stated in Section “B” of the Summary of Basic Lease Information. Landlord shall not be subject to any liability, including, without limitation, lost profits or incidental or consequential damages for any delay or inability to deliver possession of the Premises to Tenant. Such a delay or failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, other than the postponement of the Lease Term.
7.	SERVICES TO BE FURNISHED BY LANDLORD.
7.1    General. Subject to applicable Legal Requirements, governmental standards for energy conservation, and Tenant’s performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:
(a)    HVAC to the Premises during Building Operating Hours, at such temperatures and in such amounts as are considered by Landlord to be suitable and standard (thus excluding air conditioning or heating for electronic data processing or other specialized equipment or specialized (non-standard) Tenant requirements);
(b)    hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only;
(c)    janitorial service and periodic window washing in and about the Building and the Premises, which window washing is anticipated to be accomplished approximately every 3 or 4 months;

(d)    elevator service, to provide access to and egress from the Premises;
(e)    electric current during Building Operating Hours for normal office machines and other machines of low electrical consumption (which shall exclude lighting in excess of Building Standard or any item of electrical equipment which singly consumes more than one and five-tenths (1.5) kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase); and
(f)    replacement of incandescent bulbs and fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building.
If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same. However, neither the interruption nor cessation of such services, nor the failure of Landlord to restore the same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relieve Tenant from fulfilling any of its other obligations hereunder.
If not previously installed, Landlord may cause separate electric and/or water meter(s) to be installed in the Premises in order to measure the amount of electricity and/or water consumed by Tenant, and the cost of such meter(s) shall be paid promptly by Tenant.

Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building. However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of Landlord and protecting its property, and while certain incidental benefits may accrue to Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees. By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.
7.2    Keys and/or Access Cards. Landlord shall furnish Tenant, at Landlord’s expense, with two (2) keys for each interior door and corridor door lock and five (5) Building access card for every one thousand (1,000) useable square feet, if desired and applicable, and at Tenant’s expense with such additional keys and access cards as Tenant may request, to unlock or allow access to the Building and each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, any duplicates of keys or access cards to the Premises without Landlord’s prior written consent. Landlord shall be entitled at all times to possession of a duplicate of all keys and access cards to all doors to or inside of the Premises. All keys and access cards referred to in this paragraph 7.2 shall remain the property of Landlord. Upon the expiration or termination of the Term, Tenant shall surrender all such keys and access cards to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Premises. Landlord shall be entitled, but not required, to install, operate and maintain a card reader and after-hours access card system, security systems and other control devices in or about the Premises and the Complex which regulate entry into the Building (or portions thereof) and monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

7.3    Tenant Identity, Signs and Other Matters. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises, or elsewhere on the Complex, any sign, decoration, notice, logo, picture, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s prior written approval, which Landlord may, in its sole discretion, grant or withhold. Landlord agrees that Tenant, at its discretion, may place a company logo and name sign in its reception area which may be visible from the corridor through Tenant’s entry door, and which is reasonably acceptable to Landlord as to location and appearance. Landlord may, at Tenant’s cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this paragraph 7.3. Landlord may at any time and from time to time establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations.
7.4    Charges. Tenant shall pay to Landlord monthly as billed, as Additional Rent, such charges as may be separately metered or as Landlord may compute for (a) any utility services utilized by Tenant in excess of that agreed to be furnished by Landlord pursuant to paragraph 7.1, (b) lighting installed in the Premises in excess of Building Standard lighting, and (c) HVAC and other services in excess of that stated in subparagraph 7.1(a) or provided at times other than Building Operating Hours. If Tenant wishes to use HVAC, electrical or other utility services to the Premises during hours other than Building Operating Hours, Landlord shall supply such HVAC, electrical and utility services at an hourly cost to Tenant of Nineteen Dollars ($19.00) per suite, (or if Tenant at any time occupies less than an entire floor in the Building, the hourly cost shall be Five Dollars ($5.00) for each suite of offices used by Tenant on such floor), as adjusted from time to time by Landlord consistent with prevailing market charges for such use. If Tenant desires to utilize only electrical power during hours other than Building Operating Hours, without HVAC, Landlord shall supply electrical power at an hourly cost to Tenant of Six Dollars ($6.00) per suite, (or if Tenant at any time occupies less than an entire floor in the Building, the hourly cost shall be One Dollar ($1.00) for each suite of offices used by Tenant on such floor), as adjusted from time to time by Landlord consistent with prevailing market changes for such use. Landlord shall install manual controls for electrical power and HVAC so that Tenant may decide when and if to utilize electrical power and HVAC. Landlord shall charge Tenant for such electrical and HVAC use in hourly increments, or if technically and economically feasible in smaller increments. Landlord may elect to estimate the charges to be paid by Tenant under this paragraph 7.4 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

7.5    Operating Hours. Subject to Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.
8.	REPAIR AND MAINTENANCE.
8.1    By Landlord. Landlord shall provide the services to the Premises set forth in paragraph 7.1 above and shall maintain the Building (excepting the Premises and portions of the Building leased by persons not affiliated with Landlord) in a good and operable condition, making such repairs and replacements as may be required to maintain the Building in such condition. This paragraph 8.1 shall not apply to damage resulting from a Taking (as to which paragraph 14 shall apply), or damage resulting from a casualty (as to which paragraph 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease. Tenant hereby waives and releases any right it may have to make repairs to the Premises or Building at Landlord’s expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Building is located.

8.2    By Tenant. Tenant, at Tenant’s sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, and in a clean, safe, operable, attractive and sanitary condition. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Complex caused by Tenant or Tenant’s agents, contractors or invitees. If Tenant fails to make such repairs or replacements, Landlord may make the same at Tenant’s cost. Such cost shall be payable to Landlord by Tenant on demand as Additional Rent. All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the third sentence of this paragraph 8.2) pursuant to this paragraph 8.2 or paragraph 11 shall be approved by Landlord prior to the commencement of any such work, which approval shall not be unreasonably withheld.

9.    TAXES ON TENANT’S PROPERTY. Tenant shall be liable for and shall pay, before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if the same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard items in the Premises. Tenant may withhold payments of any taxes and assessments described in this paragraph 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the non-payment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.
10.	TRANSFER BY TENANT.
10.1    General. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise Transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof without Landlord’s prior written consent being obtained in each instance, which consent shall not be unreasonably withheld or delayed, subject to the terms and conditions contained in this paragraph 10.1 except for and excluding any transfer to an entity controlled by Tenant. Any attempted Transfer without such consent shall be void. If Tenant desires to affect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Upon request by Landlord, such notice shall contain financial information concerning the proposed Transferee and other reasonable information regarding the transaction which Landlord may specify. Landlord shall have thirty (30) days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to terminate this Lease as to the space proposed to be Transferred as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (b) to refuse to consent to the Transfer, which consent shall not unreasonably be withheld, and to continue this Lease in full force as to the entire Premises, or (c) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said thirty (30) day period, Landlord shall be deemed to have elected option (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.

10.2     Conditions. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord’s written consent:
(a)    Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space Transferred to it, (ii) to the extent not covered by an existing purchase money security interest, the Transferee grants Landlord an express first and prior security interest in its personal property brought into the Transferred space to secure its obligations to Landlord hereunder, (iii) Tenant subordinates to Landlord’s statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) Tenant agrees with Landlord that, if the rent or other consideration due from the Transferee exceeds the Rent for the Transferred space, then Tenant shall pay Landlord as Additional Rent hereunder all such excess Rent and other consideration immediately upon Tenant’s receipt thereof, (v) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the Transferred space, (vi) the Transferee agrees to use and occupy the Transferred space solely for the purpose specified in paragraph 4 and otherwise in strict accordance with this Lease, and (vii) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or all of them, without prior demand upon or proceeding in any way against any other persons;

(b)    Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord); and
(c)    If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord’s costs, including, without limitation, reasonable attorneys’ fees incurred in connection with such request.
10.3    Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant’s expense, cause the same to be released.

10.4    Assignments in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.
11.    ALTERATIONS. Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such change, addition or improvement (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials, (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification and/or bonds as are requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify. All such changes, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises, except for items such as office furniture and cubicles) shall become the property of Landlord and shall, at Landlord’s election, be (y) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (z) removed by Tenant, at Tenant’s expense, with all damage caused by such removal properly repaired by Tenant. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond. Tenant may remove Tenant’s trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal.

12.	PROHIBITED USES.
12.1    General. Tenant will not (a) use, occupy or permit the use or occupancy of the Complex or Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or contrary to Rules and Regulations, or dangerous to life or property, or a public or private nuisance, or disrupt, obstruct or unreasonably annoy the owners or any other tenant of the Building or adjacent buildings, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Complex or Premises which might emit offensive odors or conditions into other portions of the Building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Complex or Premises, (d) install or permit to remain any additions or improvements to the Complex or Premises, window coverings or other items (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way, (e) install, without Landlord’s prior written consent, any food, soft drink or other vending machine in the Premises, (f) permit the occupancy of the Premises at any time during the Lease Term to exceed one person (including visitors) per two hundred (200) square feet useable area of space in the Premises, (g) violate any recorded covenants, conditions or restrictions that now or later affect the Complex or Building, and of which Landlord has informed Tenant, or (h) commit or permit to be committed any action or circumstance in or about the Complex or Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Complex or Building (or its contents), and if any increase results from any act of Tenant, then Tenant shall pay the amount of such increase promptly upon demand therefor by Landlord.

12.2    Hazardous Materials. Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises or Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises or Complex caused or permitted by Tenant results in contamination of the Premises or Complex, or if contamination of the Premises or Complex by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Complex, damages for the loss or restriction on use of rentable or useable space or any amenity of the Premises or Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or about the Premises or Complex caused by or permitted by Tenant results in any contamination of the Premises or Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Complex to the condition existing prior to the introduction of any Hazardous Materials; provided, however, that Landlord’s approval of such action shall first be obtained. “Hazardous Materials” shall mean, in the broadest sense, any petroleum-based products, pesticides, paints, solvents, polychlorinated biphenyls, lead, cyanide, DDT, acids, asbestos, urea formaldehyde, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation or ordinance affecting the Premises or Complex presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, and any chemical, element or molecule which can or will cause pollution or the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law or can create a nuisance, hazard, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, teratogenic or other dangerous condition on the Premises or Complex. Landlord represents and warrants that there are no Hazardous Materials in or on the Premises or Complex other than as used in normal operations of the Complex and in accordance with all applicable laws.

12.3    Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, other than standard equipment or lighting, or machines other than normal fractional horsepower office machines, in the Premises that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished to the Premises by Landlord.
13.    ACCESS BY LANDLORD. Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises during reasonable hours upon reasonable prior notice (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last six (6) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform the same at Landlord’s option and Tenant’s expense, or (d) for any other purpose deemed reasonable by Landlord. In an emergency, Landlord (and such persons and firms designated hereinabove) may enter the Premises without notice and use any means to open any door into or in the Premises without any liability therefor. Entry into the Premises by Landlord or any other person or firm named in the first sentence of this paragraph 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant’s business, for loss of occupancy or quiet enjoyment, or for consequential damages.

14.    CONDEMNATION. If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord’s opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and the Tenant’s Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking. If any portion of Base Rent is abated under this paragraph 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to the same. Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damages and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s moveable personal property. Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

15.    CASUALTY.
15.1    General. Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises. If (a) the Complex or the Premises are totally destroyed, (b) the Complex or the Premises are partially destroyed but in Landlord’s opinion they cannot be restored to an economically viable, quality office building, (c) the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord’s opinion, inadequate to restore the portion remaining to an economically viable, quality office building, (d) the damage or destruction occurs within twelve (12) months of the expiration of the Term, or (e) Landlord’s Mortgagee requires insurance proceeds be applied to pay or reduce indebtedness rather than repair the Premises, Landlord may, at its election exercisable by the giving of written notice to Tenant within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty. If this Lease is not terminated as a result of a casualty, Landlord shall (subject to paragraph 15.2) restore the Premises to a Building Standard condition. During the period of restoration, Base Rent and Additional Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s Share shall be reduced on the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. If any portion of Base Rent is abated under this paragraph 15.1, Landlord may elect to extend the expiration date of the Term for the period of the abatement. Except for abatement of Base Rent and Additional Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.

15.2    Acts of Tenant. Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant, or any of Tenant’s officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant’s obligation to pay Rent and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex, and (c) subject to paragraph 17.2 below, Tenant shall be obligated, at Tenant’s cost, to repair and restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord’s Mortgagee.

16.	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.
16.1    General. This Lease, Tenant’s leasehold estate created hereby, and all of Tenant’s rights, titles and interests hereunder and in and to the Premises are hereby made subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex, and to any and all renewals, extensions, modifications, consolidations and replacements of any Mortgage and all advances made or hereafter to be made on the security of any Mortgage; provided, however, that Tenant’s right of quiet enjoyment shall not be violated so long as Tenant is not in default of this Lease. Notwithstanding the foregoing, Landlord and Landlord’s Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. In order to confirm the subordination (or, at the election of Landlord or Landlord’s Mortgagee, the superiority) of this Lease, upon the written request by Landlord or by Landlord’s Mortgagee to Tenant, and within five (5) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument substantially in the form of Exhibit "H" hereto confirming that this Lease, Tenant’s leasehold estate in the Premises and all of Tenant’s rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord’s Mortgagee, superior) to the Mortgage benefiting Landlord’s Mortgagee. Tenant’s failure to execute and deliver such instrument(s) shall constitute a default under this Lease.

16.2    Attornment. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant’s obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord. Neither Landlord’s Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord’s Mortgagee and without the written consent of Landlord’s Mortgagee or such successor in interest. Any transferee or successor-in-interest shall not be liable for any acts, omissions or defaults of Landlord that occurred before the sale or conveyance, or the return of any security deposit except for deposits actually paid to the successor or transferee. Tenant agrees to give written notice of any default by Landlord to the holder of any Mortgage. Tenant further agrees that, before it exercises any rights or remedies under the Lease, the holder of any Mortgage or other successor in interest shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. The subordination, attornment and mortgagee protection clauses of this paragraph 16 shall be self-operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Landlord’s Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments substantially in the form of Exhibit “H” hereto to confirm the same. Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Complex.

17.	INSURANCE.
17.1   General. Tenant shall obtain and maintain throughout the Term the following policies of insurance:
(a)    commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in paragraph 11 above;
(b)    hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises;
(c)    workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the State of Utah; and

(d)    such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then requiring from one or more other tenants in the Building.
Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord’s interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best’s Key Rating Guide: Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this paragraph 17.1 and to obtain such waiver of subrogation rights endorsements. Any Landlord’s Mortgagee may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned.

17.2    Waiver of Subrogation. Landlord and Tenant hereby waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party’s officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant’s improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the parties hereto or their officers, directors, shareholders, partners or employees), that could have been insured against under the terms of (a) in the case of Landlord, the standard fire and extended coverage insurance policies available in the State of Utah at the time of the casualty, and (b) in the case of Tenant, the fire and extended coverage insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

18.    TENANT’S INDEMNITY. Subject to paragraph 17.2, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, shareholders, members, partners, and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including consequential damages, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (a) the use, occupancy or enjoyment of the Premises and Complex by Tenant or Tenant’s agents, employees or contractors, or the clients and other invitees of Tenant, (b) any work, activity or other thing allowed or suffered by Tenant or Tenant’s agents, employees or contractors to be done in or about the Premises or Complex, (c) any breach or default in the performance of any obligation of Tenant under this Lease, and (d) any negligent or otherwise tortious act or failure to act by Tenant or Tenant’s agents, employees or contractors on or about the Premises or Complex.
19.    THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION. Landlord shall have no liability to Tenant, or to Tenant’s officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant or such other tenant’s officers, directors, shareholders, partners, employees, agents, contractors or other invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises. Except to the extent that a final judgment of a court of competent jurisdiction establishes that injury, loss, damage or destruction was proximately caused by Landlord’s fraud, willful act or violation of law, Tenant waives all claims against Landlord arising out of injury to or death of any person or loss of, injury or damage to, or destruction of any property of Tenant.

20.    SECURITY INTEREST [intentionally omitted]
21.    CONTROL OF COMMON AREAS. Landlord shall have the exclusive control over the Common Areas. Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and modify the Rules and Regulations with respect thereto.
22.    This Section purposely omitted.
23.    QUIET ENJOYMENT. Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease. Landlord shall warrant and forever defend Tenant’s right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.
24.    DEFAULT BY TENANT.
24.1    Events of Default. Each of the following occurrences shall constitute an Event of Default (herein so called), subject to the right to cure such Event of Default as set forth in this Lease:
(a)    the failure of Tenant to pay Base Rent, Additional Rent or any other amount due under this Lease as and when due hereunder and the continuance of such failure for a period of five (5) days after written notice from Landlord to Tenant specifying the failure; provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease shall commence as of the due date of the Rent or other monetary obligation and not on the expiration of any grace period;

(b)    the failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision in this Lease and the attached exhibits, and the continuance of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the failure. Landlord’s exercise of its rights shall not extend to trivial or minor violations of Complex, Building or Parking Area rules.
(c)    the abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises or any significant portion thereof;
(d)    the involuntary transfer by Tenant of Tenant’s interest in this Lease or the voluntary attempt to or actual transfer of its interest in this Lease, without Landlord’s prior written consent as required in this Lease;
(e)    the failure of Tenant to discharge any lien placed as a result of Tenant’s action or inaction upon the Premises or Building as set forth hereunder;
(f)    the filing of a petition by or against Tenant (the term “Tenant” also meaning, for the purpose of this subparagraph 24.1(g), any guarantor of the named Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease, or (iv) to reorganize or modify Tenant’s capital structure, which petition is not discharged within sixty (60) days of filing; and
(g)    the admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

24.2    Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord’s option in its sole discretion, and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:
(a)    terminate this Lease by the giving of written notice to Tenant; reenter the Premises, with or without process of law; eject all parties in possession thereof; repossess and enjoy the Premises and all Tenant Improvements; and recover from Tenant all of the following: (i) all Rent and other amounts accrued hereunder to the date of termination; (ii) all amounts due under paragraph 24.3; and (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the then largest national bank in the State of Utah, minus (B) the then-present fair rental value of the Premises for such period, similarly discounted, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which would be likely to result therefrom, including, without limitation, attorneys’ fees, brokers’ commissions or finders’ fees;
(b)    terminate Tenant’s right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under paragraph 24.3, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period. Re-entry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term. Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term. If Landlord elects to proceed under this subparagraph 24.2(b), it may at any time elect to terminate this Lease pursuant to subparagraph 24.2(a);

(c)    without notice, alter any and all locks and other security devices at the Premises without being obligated to deliver new keys to the Premises to Tenant, unless Tenant has cured all Events of Default before Landlord has terminated this Lease under subparagraph 24.2(a) or has entered into a lease to relet all or a portion of the Premises;
(d)    if an Event of Default specified in subparagraph 24.1(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within ten (10) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without any obligation to account for such property;
(e)    for all purposes set forth in this paragraph 24.2, Landlord is hereby irrevocably appointed as agent for Tenant. No taking possession of the Premises by Landlord shall be construed as Landlord’s acceptance of a surrender of the Premises by Tenant or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any leasing or subletting without termination of the Lease, Landlord may at any time thereafter elect to terminate the Lease for Tenant’s previous breach.
24.3    Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys’ fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupant’s property, (c) constructing the Tenant Improvements; (d) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (e) reletting all or any part of the Premises, (f) paying or performing the underlying obligation which Tenant failed to pay or perform, and (g) enforcing any of Landlord’s rights, remedies or recourses arising as a consequence of the Event of Default.

24.4    Reletting. Upon termination of this Lease or upon termination of Tenant’s right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.
24.5    Landlord’s Right to Pay or Perform. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit and any other sums for such purpose.

24.6    No Waiver; No Implied Surrender. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord’s consent to any act by Tenant requiring Landlord’s consent shall not be deemed to render unnecessary the obtaining of Landlord’s consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord’s execution of a document acknowledging such surrender) or Landlord’s agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

25.    DEFAULTS BY LANDLORD. Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord’s Mortgagee) Landlord’s Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord’s failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord’s Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion. If Tenant recovers a money judgment against Landlord for Landlord’s default of its obligations hereunder or otherwise, the judgment shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord’s obligations hereunder.

26.    RIGHT OF REENTRY. Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in “broom clean” and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by paragraph 15.2 and repairs to be made by Landlord pursuant to paragraph 15.1. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., Utah Code Ann. (or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease, adjusted for ordinary wear and tear. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release, which release Landlord shall deliver within thirty (30) days of such inspection. Inspection shall occur within five (5) business days of the termination of this Lease. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its reentry right, Tenant shall be deemed to be occupying the Premises as a tenant at sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be one hundred fifty percent (150%) of the per-day Rent in effect immediately before such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant’s expense, restore the Premises to such condition.
27.	MISCELLANEOUS.
27.1    Independent Obligations; No Offset. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

27.2    Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.
27.3    Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah. All monetary and other obligations of Landlord and Tenant are performable in Salt Lake County, Utah.
27.4    Assignment by Landlord. Landlord shall have the right to assign without notice or consent, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.
27.5    Estoppel Certificates; Financial Statements. From time to time at the request of Landlord or Landlord’s Mortgagee, Tenant will within seven (7) calendar days, and without compensation or consideration, execute, have acknowledged and deliver a certificate substantially in the form of Exhibit “H” hereto, setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date, Expiration Date and other Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; (i) the amount of the Security Deposit; and (j) such other information as Landlord or Landlord’s Mortgagee may reasonably request. Landlord’s Mortgagee and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant. Tenant shall, within ten (30) calendar days after Landlord’s request, furnish to Landlord unaudited financial statements current as of the end of the last fiscal quarter prepared for Tenant’s internal purposes and certified by Tenant to be true and correct; or audited financial statements current as of the end of Tenant’s last preceding fiscal year, prepared using generally accepted accounting principles consistently applied.

27.6    Signs, Building Name and Building Address. Landlord may, from time to time at its discretion, place any and all signs anywhere in the Complex, and may change the name and street address of the Complex. Tenant shall not, without Landlord’s prior written consent, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.
27.7    Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in Section “G” of the Summary of Basic Lease Information, or delivered in person to the intended addressee. Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit; notice given in any other manner, shall be effective only upon receipt by the intended addressee. Notwithstanding the foregoing, after the Commencement Date, notice may also be given at the following addresses: (a) for Landlord, at the Building Manager’s office in the Building; and (b) for Tenant, the Premises. Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days’ prior written notice to the other party in accordance with this paragraph 27.7.

27.8    Entire Agreement, Amendment and Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord’s Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this paragraph 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.
27.9    Severability. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

27.10    Number and Gender, Captions and References. As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Paragraph headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any provision hereof. Whenever the terms “hereof”, “hereby”, “herein”, “hereunder” or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular paragraph or provision, unless the context specifically indicates to the contrary. Any reference to a particular “paragraph” shall be construed as referring to the indicated paragraph of this Lease.
27.11    Attorney Fees. In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover actual attorney fees, expert witness fees and costs from the other party, to be fixed by the court in the same action. “Legal proceedings” includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court (“Bankruptcy Court”), whether or not they are adversary proceedings or contested matters. The “prevailing party” (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

27.12    Brokers. Tenant and Landlord each hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder’s fees or similar payments in connection with this Lease, other than that which is due pursuant to a separate written agreement between Landlord and Landlord’s agents and subagents. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder’s fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.
27.13    Interest on Tenant’s Obligations. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.
27.14    Authority. Each person executing this Lease on behalf of Tenant and Landlord personally warrants and represents that (a) Tenant or Landlord is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Tenant or Landlord has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against Tenant and Landlord accordance with its terms, (d) the person executing and delivering this Lease on behalf of Tenant or Landlord was duly authorized to do so, and (e) upon request of either party, such person will deliver satisfactory evidence of his or her authority to execute this Lease .
27.15    Recording. Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord.
27.16    Exhibits. All Exhibits and written addenda hereto are incorporated herein for any and all purposes.

27.17    Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.
27.18    Survival of Indemnities. The indemnity obligations of Tenant contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last day permitted by law for the bringing of any claim or action with respect to which any indemnification may be claimed, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and any compromise thereof or judgment or award thereon is paid in full. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.
27.19    Notification of Availability Tenant shall be notified should any other space on the eighth (8th) floor of the Building become available for lease. Other current eighth (8th) floor tenants are USPS Law Office and Siebel Systems, Inc. with leases expiring 31 January 2010 and 31 August 2012, respectively with renewal options.
27.20    Miscellaneous. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

EXECUTED as of the date and year above first written.
OTHER THAN AS EXPRESSLY PROVIDED HEREIN, TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY RENT, WITHOUT ABATEMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN), SET OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

TENANT:

By: /s/ Michael Keough

Name: Michael Keough

Title: CEO/President
Date: November 29, 2005

LANDLORD:

JORDAN COMMONS FUNDING, L.L.C.

By: /s/ Laurence H. Miller

Name: Laurence H. Miller

Title: Operating Manager
Date: November 30, 2005

EXHIBIT A
GLOSSARY OF DEFINED TERMS
a.    “Addendum” shall mean all the addenda, exhibits and attachments, if any, attached to the Lease or to any exhibit to the Lease. All addenda are by definition incorporated into the Lease. Unless otherwise specifically provided, terms and phrases in any Addendum shall have the meaning of such terms and phrases as provided in the Lease and this Glossary of Defined Terms.
b.    “Affiliate” shall mean a person or party who or which controls, is controlled by or is under common control with, another person or party.
c.    “Building” shall mean that certain office building and parking areas constructed on the Land, the street address of which is 9350 South 150 East, Sandy, Utah 84070. The term “Building” shall include, without limitation, all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above-grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.
d.    “Building Operating Hours” shall mean 6:30 a.m. to 6:30 p.m. Monday through Friday, exclusive of Saturdays, Sundays and Holidays. This schedule may change from time to time after notice is given to Tenant.

e.    “Building Standard,” when applied to an item, shall mean such item as has been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building, as more fully set forth on Exhibit D-2 hereto.
f.    “Commencement Date” shall mean the date of the commencement of the Term as determined pursuant to paragraph 6.3.
g.    “Common Areas” shall mean all areas and facilities within the Complex which have been constructed and are being maintained by Landlord for the common, general, non-exclusive use of all tenants in the Building, as revised from time to time in Landlord’s discretion, and shall include rest rooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Areas, driveways, loading areas, ramps, walkways and landscaped areas.
h.    “Complex” shall mean the Land and all improvements thereon, including the Building and the Parking Areas, presently being called “Jordan Commons.”
i.    “Fiscal Year” shall mean each fiscal year (or portion thereof) as designated by Landlord, in which any portion of the Lease Term falls, through and including the Fiscal Year in which the Lease Term expires. The Fiscal Year currently commences on January 1; however, Landlord may change the Fiscal Year at any time or times.
j.    “Force Majeure” shall mean the occurrence of any event which hinders, prevents or delays the performance by Landlord of any of its obligations hereunder and which is beyond the reasonable control of Landlord.
k.    “Holidays” shall mean (a) New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, (b) other days on which national or state banks located in the State of Utah must or may close for ordinary operations, and (c) other days which are commonly observed as Holidays by the majority of tenants of the Building. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord's discretion, be observed as a Holiday.

l.    “HVAC” shall mean the heating, ventilation and air conditioning systems in the Building.
m.    “Impositions” shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies (including any interest, costs or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Complex, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by Landlord’s Mortgagee), and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex. “Impositions” shall not include income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and taxes imposed on account of the transfer of ownership of the Complex or the Land. If any or all of the Impositions shall be discontinued and, in substitution therefor, taxes assessments, charges, excises or impositions shall be assessed, levied, charged or imposed wholly or partially on the Rents received or payable hereunder (a “Substitute Imposition”), then the Substitute Imposition shall be deemed to be included within the term “Impositions.”
n.    “Janitorial Service” shall mean the following services:
1.	Services of Elevators, Lobbies and Corridors

A.	Daily Services:
(1)	Empty and clean ashtrays and cigarette urns
(2)	Clean and maintain granite floors as needed
(3)	Vacuum all carpet. Clean carpet as needed
(4)	Clean drinking fountain tops, sides and fronts
(5)	Clean lights, vents, directional signs and glass on doors

B.	Weekly Services:
(1)	Clean outside of flowerpots and furnishings
(2)	Clean skylights

C.	Elevators Inside:
(1)	Vacuum daily
(2)	Keep elevator thresholds clean
(3)	Clean light covers as needed
(4)	Clean metal around buttons as needed
(5)	Clean walls and doors as needed
(6)	Clean and maintain granite floors as needed
(7)	Repair damage to walls as needed

2.	Office Areas

A.	Daily Services:
(1)	Empty all trashcans and deliver to designated area
(2)	Empty and clean ashtrays and cigarette urns
(3)	Mop all spills on resilient floors
(4)	Vacuum all carpets
(5)	Vacuum the edges of the carpet as needed.
(6)	Clean partitions, partition glass, doors and casings, electric cover plates, kick plates and push plates on doors
(7)	Clean sinks, tables, counters, cupboard fronts, walls, lights, vents, etc.
(8)	Clean all trash cans as needed
(9)	Clean all drinking fountains

B.	Monthly Services:
(1)	Clean desk plastic as needed
(2)	Vacuum under floor plastic as needed
(3)	Dust all light fixtures
(4)	Dust shades
(5)	Vacuum drapes as they hang on rod (do not remove drapes)
(6)	Vacuum all grillwork
(7)	Damp mop stairwells
(8)	Dust all desktops

(9)	Dust all horizontal surfaces, shelves, molding and air ducts
(10)	Clean coat racks, chairs, cupboard fronts, bookcases, tables, files, countertops, etc.

3.	Restroom Services

A.	Daily Services:
(1)	Empty and remove trash
(2)	Replenish supplies (towels, toilet paper, soap, bags)
(3)	Mop floor with a germicidal cleaner, including toilet and urinal surfaces
(4)	Clean furniture as needed
(5)	Clean all horizontal surfaces with disinfectant strength germicidal cleansers
(6)	Clean walls as needed
(7)	Clean mirrors

B.	Monthly Services:
(1)	Clean vents and light covers

4.	Stairways and Corridors Leading to Stairways

A.	Daily and/or as needed services:
(1)	Remove trash
(2)	Mop floors and/or vacuum carpet
(3)	Clean glass in doors, door jams, thresholds, baseboards, steps, step fronts, handrails, I-beams

B.	Bi-yearly Services:
(1)	Wash all walls

5.	Windows

A.	Inside Windows:
(1)	Clean inside windows every one hundred twenty (120) days (March, July and October)

B.	Outside Windows:
(1)	Clean outside windows every one hundred twenty (120) days (March, July and October)

6.	Extra Cleaning Costs to the Tenant

A.
For special cleaning services required by Tenant and not covered in the Lease, Tenant will have the right to solicit desired extraordinary services from the existing cleaning contractor at its own expense, i.e. cleaning of upholstery, carpet cleaning more often than every three weeks, vinyl floor stripping, waxing and polishing, cleaning of artwork and displays, etc. Tenant required cleaning will be paid by Tenant as the Tenant requests this service.

B.
Many wall coverings require very special attention to maintain in an attractive manner. Tenants should be careful to choose wall coverings that tend to not show the dirt, are reasonably maintainable and resist hand and scuff marks. Wall coverings, which in Landlord’s opinion will have to be maintained by wall covering cleaning professionals, will be cleaned by Tenant’s request and expense.

7.	Miscellaneous

The main lobby area, entryways into the building and courtyard will be maintained in keeping with a “Class A” Office Building on a daily basis (Monday through Friday). The basement lobby area and hallways will be kept clean and neat on a daily basis (Monday through Friday). Landscaping areas will be maintained and manicured as is appropriate for the particular growing season.

If Landlord’s cleaning services are deemed unsatisfactory, Tenant will notify the Landlord in writing. Landlord shall have sixty (60) days to correct any deficiency, and if at the end of the sixty (60) day period Tenant is not satisfied, then Tenant shall have the right to directly contract with a cleaning contractor to provide cleaning services for its own space. Following the end of the sixty (60) day period aforesaid, Tenant shall give Landlord an additional forty-five (45) days advance written notice of the date Landlord’s contractor is to terminate service. If Tenant contracts independently for cleaning services, it will receive an appropriate credit to its proportionate share of operating expenses. If after six (6) months Landlord is dissatisfied with the cleaning services Tenant has contracted for, Landlord and Tenant will mutually select a third cleaning service.

o.    “Land” shall mean the real property on which the Building is constructed and which is further described in Exhibit E hereto.

p.    “Landlord’s Consent” or “Landlord’s Approval,” as used in this Agreement, shall mean the prior written consent or written approval of Landlord to the particular item or request. Where provided in the Lease, the Landlord’s consent or approval shall be determined in Landlord’s sole discretion, but shall otherwise not be unreasonably withheld.
q.    “Landlord’s Mortgagee” shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers. “Mortgage” shall mean any such mortgage, deed of trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extensions and rearrangements thereof and of all debts secured thereby.
r.    “Legal Requirements” shall mean any and all (a) judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Rules and Regulations, zoning, environmental and utility conservation matters, (b) requirements imposed on Landlord by any Landlord’s Mortgagee, (c) insurance requirements, and (d) other documents, instruments or agreements (written or oral) relating to the Complex or by which the Complex may be bound or encumbered.
s.    “Parking Area” shall mean (a) any parking lot or facility adjacent to or in the Complex servicing the Building, and (b) any parking area, open or covered, leased by Landlord to service the Building.

t.    “Permitted Use” means lawful, general business office purposes only, and no other purpose, in strict compliance with the Rules and Regulations from time to time in effect and all other Legal Requirements.
u.    “Premises” shall mean the area leased by Tenant pursuant to this Lease as outlined on the floor plan drawing attached hereto as Exhibit B and all other space added to the Premises pursuant to the terms of this Lease. The Premises includes the space between the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.
v.    “Rent” shall mean Base Rent, Additional Rent, any parking charge assessed pursuant to paragraph 5.5 and all other amounts provided for under this Lease to be paid by Tenant, whether as Additional Rent or otherwise. “Base Rent” shall mean the base rent specified in paragraph 5.1 as adjusted in accordance with paragraph 5.2. “Base Rent Adjustment” shall mean the increase in the annual Base Rent as set forth in paragraph 5.2. “Additional Rent” shall mean the additional rent specified in paragraph 5.3.
w.    “Rentable Area” shall mean useable areas of the Premises and the areas used in common with other tenants on the floor and/or in the Building as stated in Section “A” of the Summary of Basic Lease Information.
x.    “Rules and Regulations” shall mean the rules and regulations governing the Complex promulgated by Landlord from time to time. The current Rules and Regulations maintained by Landlord are attached as Exhibit C hereto.
y.    “Security Deposit” means the amount stated in Section “E” of the Summary of Basic Lease Information.

z.    “Taking” or “Taken” shall mean the actual or constructive condemnation, or the actual or constructive acquisition by or under threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.
aa.    “Tenant’s Share” shall mean the percentage of Operating Expenses allocated to Tenant in accordance with the provisions of the Lease. “Tenant’s Share” may be adjusted by Landlord from time to time to reflect adjustments to the then current Rentable Area of the Building or the Premises. Landlord and Tenant stipulate that “Tenant’s Share” shall initially mean the percentage stated in Section “D” of the Summary of Basic Lease Information.
bb.    “Transfer” shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant’s interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises, or (c) the grant or conveyance by Tenant of any concession or license within the Premises. If Tenant is a corporation, then any Transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority of the voting stock (being the shares of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time or execution of this Lease shall constitute a Transfer. If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder. If Tenant is a general or limited partnership, limited liability company, joint venture or other form of association, the Transfer of a majority of the ownership interests therein shall constitute a Transfer. “Transferee” shall mean the assignee, sublessee, pledgee, concessionaire, licensee or other transferee of all or any portion of Tenant’s interest in this Lease, the leasehold estate created hereby or the Premises.
cc.    “Useable Area” shall mean the area of the Premises used exclusively by the Tenant and as stated in Section “A” of the Summary of Basic Lease Information.

EXHIBIT “A-1”

Additional Rent Allocation Examples

The following are examples of how allocation of additional rent will be applied under section 5.4.1 of the lease. All dollar amounts and percentages are strictly for illustration purposes.

5.4.1 (b) Insurance Premiums. If the Complex obtains property and casualty insurance in the amount of $100 million at a cost of $100,000 per year, allocations would be as follows:

Entity	Insurable Risk	% of Risk	Cost to Entity
Building	33,838,000	24.17%	$33,838
Theatres	77,588,000	55.42%	$77,588
Mayan	13,706,000	9.79%	$13,706
Restaurants	14,868,000	10.62%	$14,868
Total	140,000,000	100%	$140,000

The pro-share is calculated as follows: (Entity percentage of risk = Entity Pro-share x
Complex Cost = Entity Pro-share of Cost).

5.4.1(e) Snow Removal, Landscaping, Etc. If the Complex cost of items under this section equals $100,000, each entity within the complex shall pay its proportionate share of the Complex cost as follows:

Entity	Pro-share of Complex Sq. Ft.	Pro-share cost
Building	24.17%	$24,170
Theatres	55.42%	$55,420
Mayan	9.79%	$ 9,790
Restaurants	10.62%	$10,620
Total	100%	$100,000

The pro-share is calculated as follows: (Entity floor plate + Parking Lot, Landscape, Sidewalks & Plaza sq. ft. %/Complex total square footage of the same = Entity Pro-share x Complex Cost = Entity Pro-share of Cost).

5.4.1 (l) Parking. If the Complex cost of parking maintenance under this section equals $100,000, each entity within the complex shall pay its proportionate share of the Complex cost as follows:

Entity	Parking Stalls	% of Total	Cost to Entity
Building	813	33.36%	$33,360
Theatres	1,204	50.02%	$50,020
Mayan	200	8.31%	$ 8,310
Restaurants	200	8.31%	$ 8,310
Total	2,417	100%	$100,000

The pro-share is calculated as follows: (Entity required parking stalls/Complex total parking stalls = Entity Pro-share x Complex Cost = Entity Pro-share of Cost).

EXHIBIT B

PREMISES

SUITE 840, EIGHTH FLOOR

EXHIBIT C
RULES AND REGULATIONS
Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by Tenant, any other tenant, or any visitor, licensee, agent, or other person or entity.
1.    Security; Admission to Building and Complex. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building or Complex, any persons occupying, using or entering the Building or Complex, or any equipment, finishings, or contents of the Building or Complex, and each tenant shall comply with such systems and procedures. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Complex of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.
2.    Conduct and Exclusion or Expulsion. Tenant’s employees, visitors and licensees shall not loiter in or interfere with the use of the Parking Areas or the Complex’s driveway, nor consume alcohol in the Common Areas of the Building, Complex or the Parking Areas. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building will not be obstructed by any tenant or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate.

3.    Signs, Notices and Decorations. No sign, placard, picture, decoration, name, advertisement or notice (collectively “Material”) visible from the exterior of any tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering will be printed, painted, affixed or inscribed at the expense of the tenant desiring such by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove such Material without any liability, and may charge the expense incurred by such removal to the tenant in question.
4.    Curtains and Decorations. No awnings, curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building or any tenant’s premises without Landlord’s prior written consent.
5.    Non-Obstruction of Light. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, tenant premises or other public places in the Building shall not be covered or obstructed by any tenant, nor will any bottles, parcels or other articles or decorations be placed on any window sills.

6.    Showcases. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.
7.    Cooking: Use of Premises for Improper Purposes. No tenant will permit its premises to be used for lodging or sleeping. No cooking will be done or permitted by any tenant on its premises, except in areas of the premises which are specially provided in working drawings approved by Landlord, and each such use must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Microwave ovens and other Underwriters’ Laboratory (UL) approved equipment may be used in the tenant’s premises for heating food and brewing coffee, tea and similar beverages for employees and visitors. The tenant’s premises shall not be used for the storage of merchandise or for any improper, reasonably objectionable or immoral purpose.
8.    Janitorial Service. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the tenant’s premises, unless otherwise agreed by Landlord in writing. If any tenant’s actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses. Janitorial service will not be furnished to offices on nights the offices are occupied after business hours unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

9.    Use of Restrooms. The toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be placed in them. All damages resulting from any misuse of such fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, have caused the damage.
10.    Defacement of Premises or Building. No tenant will deface any part of the tenant’s premises or the Building. Without the prior written consent of Landlord, no tenant will lay linoleum or other similar floor covering so that it comes in direct contact with the floor of such tenant’s premises. If linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt will be first affixed to the floor by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Except as permitted by Landlord by prior written consent, no tenant shall mark on, paint signs on, cut, drill into, drive nails or screw into, or in any way deface the walls, ceilings, partitions or floors of the tenant’s premises or of the Building, and any defacement, damage or injury directly or indirectly caused by a tenant shall be paid for by such tenant. Pictures or diplomas shall be hung on tacks or small nails; tenants shall not use adhesive hooks for such purposes.
11.    Locks; Keys. No tenant will alter, change, replace or re-key any lock or install a new lock or a knocker on any door of the tenant’s premises. Landlord, its agent or employee will retain a master key to all door locks on the tenant’s premises. Any new door locks required by a tenant or any change in keying of existing locks will be installed or changed by Landlord following such tenant’s written request to Landlord and will be at such tenant’s expense. All new locks and re-keyed locks will remain operable by Landlord’s master key. Landlord will furnish to each tenant, free of charge, two (2) keys to each door lock on its premises, and one (1) Building access card (for every 1,000 useable square feet), if applicable. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the tenant’s premises and the Building which have been furnished to such tenant. Each tenant shall keep the doors of the tenant’s premises closed and securely locked when the tenant is not at the tenant’s premises.

12.    Furniture, Freight and Equipment. No furniture, freight, packages, merchandise or equipment of any kind may be brought into the Building or carried up or down in the elevators, except between those hours and in that specific elevator designated by Landlord, without prior notice to and consent of Landlord. Landlord may at any time restrict the elevators and areas of the Building into which deliveries or messengers may enter. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move a tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord; such persons must be a locally recognized professional mover whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during nonbusiness hours unless Landlord otherwise agrees in writing. The moving tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord may prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of the moving or maintaining tenant. Landlord may inspect all such property to be brought into the Building and may exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from a tenant’s premises will be delivered or removed through the entrance and route designated by Landlord.

13.    Flammable or Combustible Fluids or Materials; Noninterference of Others. No tenant will use or keep in the tenant’s premises or the Building any kerosene, gasoline, flammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of such as is reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in the normal operation of the tenant’s premises. Without Landlord’s prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall waste electricity, water or air conditioning and each tenant shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning system. No tenant will keep any firearms within the tenant’s premises. No tenant will use or keep, or permit to be used or kept, any foul or noxious gas or substance in the tenant’s premises, or permit or suffer the tenant’s premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor interfere in any way with other tenants or those having business in the Building.

14.    Name of Building. Landlord may, without notice and without liability to any tenant, change the name of the Building.
15.    Use of Building Name or Likeness. Landlord will have the right to prohibit any advertising by a tenant mentioning the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and, upon written notice from Landlord, any such tenant will discontinue such advertising.
16.    Animals, Birds and Vehicles. No tenant will bring any animals or birds into the tenant’s premises or the Building, nor will any tenant permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.
17.    Off-Hour Access. All persons entering or leaving the Building at any time other than the Building’s designated business hours shall comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord may limit or restrict access to the Building during such periods and shall not be liable for any error with regard to the admission or exclusion of any person.

18.    Disposal of Trash. Each tenant will store all its trash and garbage within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.
19.    Disturbance of Tenants. Canvassing, peddling, soliciting and distributing of handbills or any other written materials in the Building or Parking Areas are prohibited, and each tenant will cooperate to prevent the same.
20.    Doors to Public Corridors. Each tenant shall keep the doors of the tenant’s premises closed and locked, and shall shut off all water faucets, water apparatus and utilities before the tenant or tenant’s employees leave the tenant’s premises, so as to prevent waste or damage; and for any default or carelessness in this regard a tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or by Landlord. On multiple tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.
21.    Concessions. No tenant shall grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the tenant’s premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the tenant’s premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for such purpose.

22.    Telecommunication and Other Wires. No tenant may introduce telecommunication wires or other wires into the tenant’s premises without first obtaining Landlord’s approval of the method and location of such introduction.
23.    Rules Changes; Waivers. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s judgment, may be necessary or helpful for the management, safety or cleanliness of each tenant’s premises, the Building, or the Complex; the preservation of good order; or the convenience of occupants and tenants of the Building or the Complex generally. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant. No waiver by Landlord shall be construed as a waiver of the specific or any other Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing any or all of these Rules and Regulations against a tenant or any other tenant in the future. Each tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of the tenant’s occupancy of the tenant’s premises.

EXHIBIT D
WORK LETTER AGREEMENT
Intentionally Omitted

EXHIBIT D-1
PRICING AGREEMENT LETTER
Intentionally Omitted

EXHIBIT D-2

BUILDING STANDARD FINISHES

1.    The Building Standard Finishes are the following:

A.    FLOOR COVERINGS:

1.    Building elevator lobby on floors three (3) through ten (10) to be a combination of carpet (Shaw Contract Flooring 8907E-03) with a stone border (Imperial white polished granite) and a four inch (4”) slate wall base (Dal-Tile style and color blue slate with natural cleft).

2.    Common/shared multi-tenant access corridors to be carpet (Shaw Contract Flooring 8907E-03).

3.    Main and second floor lobbies to be a combination of granite and sandstone. Materials are as follows:
ImperialWhite Polished Granite - Juperana Bianco, IMG (Dal-Tile)
Absolute Black Polished Granite - Dal-Tile
Canyon Land Rose Sandstone - Dal-Tile
Café Imperial Polished Granite - Dal-Tile

4.    Approved interior Tenant floor finishes:

a.    Carpet - Tenant shall select the color, manufacturer and style subject to the prior written approval of Landlord. Instances where Tenant carpet is juxtaposed to Building Standard carpet (noted under item 1) or stone (noted under item 3), pattern and color should be complementary.

b.    Vinyl Composition Tile - Tenant shall select the color and manufacturer subject to the prior written approval of Landlord. Designated areas such as break rooms, copy rooms, file rooms, storage closets, etc.

c.    Stone or Slate - Tenant shall select the color and manufacturer subject to prior written approval of Landlord. Instances where Tenant stone or slate is juxtaposed to Building Standard carpet (noted under item 1) or stone (noted under item 3), should be complementary.

B.    WALLS:

1.    The Building Standard for interior walls shall be five-eighths inch (5/8”) sheetrock on metal studs, taped and ready for paint or wall covering. In instances where sheetrock is not provided by Landlord, Tenant shall repair vapor barrier prior to applying sheetrock.

2.    All walls originating from exterior windows must be centered on a mullion with finished trim or edge at mullion.

3.    Moveable or de-mountable walls. Tenant shall select the manufacturer and finish subject to the prior written approval of Landlord. Item 2 above also applies.

C.    DOORS/HARDWARE/GLASS:

1.    Doors shall be twenty (20) minute rated, solid core, rift cut, red oak veneer faced to match existing core doors. Entry Doors shall be eight feet ten inches (8’10”) and Interior Doors shall be eight feet (8’). Doors to meet all applicable building codes.

2.    Hardware shall be a one (1) hour rated assembly to include a closure lock set on hallway doors. All other doors to receive passage hardware, Building Standard. Exterior doors shall have heavy-duty hardware. All hardware to be of satin chrome finish.

3.    Door frames to be two (2) inch face hollow, metal painted frames; frames must comply with U.B.C. requirements for fire rating.

4.    Interior corridor glass shall be wired, clear. All applications of rated glass put in by Tenant shall conform to U.B.C. and C.P.S.C. requirements where applicable.

D.    WINDOW COVERINGS: All exterior windows to receive Mechoshade manual window coverings in 1320 Shadow Grey - basket weave, Building Standard color.

E.    WALL FINISH:

1.    All Building core walls to receive one coat prime and two coats Sherwin Williams 1009 LRV 58%, Spacious Gray, in satin finish.

2.    Wall covering. Tenant shall select the manufacturer and style subject to the prior written approval of Landlord.

F.    ELECTRICAL:

1.    2’ x 4’ four-tube, recessed, fluorescent light fixtures with parabolic lens to produce a lighting level of not less than 75 foot candles lighting at desk level.

2.    One (1) telephone outlet per 200 square feet of useable space.

3.    One (1) duplex outlet per 75 square feet of useable space.

4.    One (1) light switch per 200 square feet of useable space.

G.   HVAC: Landlord shall provide heating, ventilation and air conditioning on a year round basis throughout the Premises and common areas. The equipment shall maintain a uniform indoor temperature of 75 degrees F.D.B. in summer and 72 degrees F.D.B. in winter. Temperature control shall be automatic and shall maintain temperature set point plus/minus 2 degrees F. AT-Stat control system with no more than 1,000 square foot exterior zones and 3,000 square foot interior zones. All systems shall conform to local and national codes.

H.   CEILING TILE: 2’x 2’ acoustical tile “class A” rated ceiling tile from one of the following:

1.	USG Interior, Inc. - Mars Clima Plus
92% light reflectance

2.	Armstrong - Hi-LR Ultima RH90
Item 1792
89% light reflectance

EXHIBIT E

LEGAL PROPERTY DESCRIPTION

The following described real property is located in Sandy, Utah:

BEGINNING at a point which is on the Easterly right of way of State Street (U.S. Highway 89), said point being North 54.76 feet and East 140.23 feet from the Southwest corner of Section 6, Township 3 South, Range 1 East, Salt Lake Base and Meridian, Salt Lake County, Utah; and running thence North 00° 02’ 40” East along said right of way line 824.32 feet to a point on the South line of a 60.00 foot street known as 9250 South; thence North 89° 49’ 34” East along said line 1148.82 feet; thence along the Westerly right of way line of a Utah Transit Authority railroad right of way South 03° 18’ 53” West 824.76 feet; thence along the Northerly right of way of 9400 South Street (S.R. 209) the following (3) three calls; South 89° 35’ 55” West 656.75 feet; South 89° 37’ 28” West 218.55 feet; North 89° 35’ 38” West 226.49 feet to the point of BEGINNING.

EXHIBIT F

LEASE EXTENSION ADDENDUM

Intentionally Omitted

EXHIBIT G

STATEMENT OF CONFIRMATION AND

ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE

Intentionally Omitted

EXHIBIT H
ESTOPPEL CERTIFICATE
WHEN RECORDED, RETURN TO:

ESTOPPEL CERTIFICATE,
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
THIS AGREEMENT, made and entered into as of the _______ day of ______________, 200_, by and between ____________________________, with its principal office at ___________________ (“Bank”), JORDAN COMMONS FUNDING, L.L.C., a Utah limited liability company, with its principal office at 9350 South 150 East, Suite 1000, Sandy, Utah 84070 (“Landlord”), and ____________________________________, with its principal office at ____________________________________ (“Tenant”).
RECITALS:
A.    Tenant has by a written lease dated __________________, 200_, and any future amendments and extensions approved by the Bank (the “Lease”) leased from Landlord commercial office space in the improvements constructed on certain real property owned by Landlord located in Sandy, Utah, as more particularly described in Exhibit “B” attached to and incorporated in this Agreement by reference (the “Premises”).
B.    Landlord has executed in favor of Bank a Deed of Trust which encumbers the Premises as security for a loan from Bank to Landlord (the “Deed of Trust”).

C.    Tenant, Landlord and Bank have agreed to the following with respect to their mutual rights and obligation pursuant the Lease and the Deed of Trust.
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other good and valuable consideration, the receipt of which is hereby acknowledged, Bank, Landlord and Tenant covenant and agree as follows:
1.    Tenant represents to and covenants with the Bank that:
(a)    Tenant is the tenant under the Lease and the same has not been modified, changed, altered, or amended in any respect and is the only lease agreement between Tenant and Landlord relating to the Premises, and the Lease represents the entire understanding between Tenant and Landlord with respect to the Premises.
(b)    Tenant is not in default under any provision of the Lease, nor is there any fact or condition which, with notice or lapse of time, would constitute a default.
(c)    The Lease is in full force and effect, and, except as otherwise provided in the Lease, Tenant is not entitled to any lien, credit, offset, or reduction in rent.
(d)    Tenant’s initial monthly installment of rent under the Lease is to be a minimum of $ ___________.
(e)    Except for a security deposit of $________________ and prepaid rent in the amount of $______________, Tenant has no other claim against Landlord for any deposit or prepaid rent.
(f)    Except as otherwise permitted under the Lease, Tenant has not transferred, hypothecated or assigned Tenant’s interest under the Lease. Except for assignments or sublettings which do not require Landlord’s consent under the Lease, Tenant shall not authorize or consent to any assignment or subletting of the Premises without the prior written consent of the Bank, which consent of the Bank, which consent shall not be unreasonably withheld.

(g)    There are no actions or proceedings, whether voluntary or otherwise, pending or threatened against Tenant under any bankruptcy or insolvency laws or under any other laws providing relief to debtors.
(h)    To the best of Tenant’s knowledge, Landlord is not in default in any respect of its obligations under the Lease, nor is there any fact or condition which, with notice or lapse of time, would constitute a default.
(i)    Other than the possessory rights arising under the Lease, Tenant has no option to purchase the Premises or otherwise acquire title to or an interest in the Premises.
(j)    Other than the assignment to the Bank described herein, Tenant has no knowledge of any other assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents payable thereunder, except as may be disclosed by other recorded instruments.
2.    Tenant’s interest in the Lease and all rights of Tenant thereunder, including any purchase option, shall be and are hereby declared subject and subordinate to the lien and encumbrance of the Deed of Trust. The term “Deed of Trust” as used in this Agreement shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.

3.    In the event of any foreclosure of the Deed of Trust or any conveyance in lieu of foreclosure, provided that the Tenant shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, Bank shall neither terminate the Lease nor join Tenant in foreclosure proceedings, nor disturb Tenant’s possession, and the Lease shall continue in full force and effect as a direct lease between Tenant and Bank.
4.    After the receipt by Tenant of notice from Bank of any foreclosure of the Deed of Trust or any conveyance of the Premises in lieu of foreclosure, Tenant will thereafter attorn to and recognize Bank or any purchaser from Bank at any foreclosure sale or otherwise as Tenant’s substitute lessor on the terms and conditions set forth in the Lease.
5.    Tenant shall not prepay any of the rents under the Lease more than one month in advance (except as provided otherwise in the Lease) without the prior written consent of Bank.
6.    In no event shall Bank be liable for any act or omission of Landlord, nor shall Bank be subject to any offsets or deficiencies which Tenant may be entitled to assert against Landlord as a result of any act or omission of Landlord occurring prior to Bank’s obtaining possession of the Premises.
7.    The Lease may not be terminated (except as permitted in the Lease and except for Landlord’s default) without the prior written consent of Bank. No amendment of the Lease will be binding on Bank unless consented to by Bank which consent shall not be unreasonably withheld.
8.    If the Lease is canceled or terminated for any reason, if any purchase option contained in the Lease is exercised, or if Tenant is required to pay to Landlord any payment in excess of one calendar month in advance, including, but not limited to, lease termination or purchase option payments, refund of any type, prepayments of rents, litigation settlements or settlements of past-due rents (all of which shall be referred to herein collectively as “Extraordinary Rental Payments”), Landlord and Tenant will notify Bank and Landlord consents to Tenant remitting and Tenant agrees to remit any Extraordinary Rental Payments to Bank directly and immediately.

9.    This Agreement and its terms shall be binding upon and inure to the benefit of Bank, Landlord, Tenant and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale.
10.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together, shall constitute but one agreement.

DATED effective as of the date first above written.

BANK:
___________________________________

By:_________________________________

LANDLORD:
JORDAN COMMONS FUNDING, L.L.C.

By:________________________________
Operating Manager

TENANT:
___________________________________

By_________________________________

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this _________ day of _______________, 200_, by ________________________________, who is a _____________________ of ________________________.

__________________________________
NOTARY PUBLIC
Residing at Salt Lake County, Utah

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this _________ day of _______________, 200_, by ________________________________, who is a _____________________ of ________________________.

_______________________________________
NOTARY PUBLIC
Residing at Salt Lake County, Utah

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this _________ day of _______________, 200_, by ________________________________, who is a _____________________ of ________________________.

_______________________________________
NOTARY PUBLIC
Residing at Salt Lake County, Utah